Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Second Quarter 2024 Results
RESTON, Va., August 6, 2024 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended June 30, 2024.
Q2 2024 Financial Highlights
•Revenue for the second quarter was $85.8 million compared to $93.7 million in Q2 2023
•Net loss of $1.7 million compared to $44.9 million in Q2 2023; prior period included a goodwill impairment charge of $44.1 million and restructuring costs of $4.1 million
•Adjusted EBITDA of $6.9 million compared to $8.9 million in Q2 2023
•Revising full-year guidance

"While the second quarter fell short of our expectations, we remain confident that the direction we're taking the company – one that is focused on delivering omnichannel measurement solutions to address the growing gaps in today's measurement offerings – is the right one," said Jon Carpenter, CEO of Comscore. "The revision to our full-year estimates reflects the pace with which our turnaround is happening, not our confidence in the strategic direction we've taken. As we head into the back half of the year, our Proximic offerings are scaling rapidly and we're seeing agencies and brands leaning into our cross-platform measurement solutions, validating the opportunity in front of us. We're committed to a return to growth, completing this turnaround and delivering the results that our stakeholders expect."
Second Quarter Summary Results
Revenue in the second quarter was $85.8 million, down 8.4% from $93.7 million in Q2 2023. Content & Ad Measurement revenue declined 6.7% from Q2 2023 mainly due to lower revenue from our syndicated audience offerings, primarily related to national TV and syndicated digital products. Research & Insight Solutions revenue declined 16.5% from Q2 2023, primarily due to lower deliveries of custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $86.5 million, a decrease of 6.1% compared to $92.1 million in Q2 2023, primarily due to a decline in employee compensation as a result of our restructuring efforts and lower cloud computing costs.
Net loss was $1.7 million in Q2 2024, compared to $44.9 million in Q2 2023, resulting in net loss margins of 2.0% and 47.9% of revenue, respectively. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(1.19) and $(10.21) for Q2 2024 and Q2 2023, respectively.
Non-GAAP adjusted EBITDA for the quarter was $6.9 million, compared to $8.9 million in Q2 2023, resulting in adjusted EBITDA margins of 8.1% and 9.6%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $7.2 million, compared to $9.1 million in Q2 2023. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, restructuring costs, amortization of cloud-computing implementation costs, change in fair value of contingent consideration and warrants liability, transformation costs (added in Q3 2023 and applied to prior periods), impairment of goodwill and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.
Balance Sheet and Liquidity
As of June 30, 2024, cash, cash equivalents and restricted cash totaled $14.8 million. Total debt principal, including $10.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $22.0 million.
2024 Outlook
Based on current trends and expectations, we are revising our guidance for full-year 2024 revenue and adjusted EBITDA, now expecting to end the year with revenue between $350 and $360 million and an adjusted EBITDA margin of at least

10%. We anticipate that our syndicated audience revenue will continue to be impacted by the challenges the legacy media channels are experiencing, and that demand for custom digital products will continue to be unpredictable due to the macroeconomic environment. As a result, we expect revenue in the third quarter of 2024 to be down 4% to 6% from Q3 2023. However, we do expect the declines to moderate towards year-end as revenue from our Proximic and CCR products ramps. We anticipate a return to growth in 2025 with continued investment in these products.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, August 6, 2024 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, August 6, 2024 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2024, revenue drivers, economic and industry trends, strategic plans and opportunities, market developments, value delivery to stakeholders, transformation plans, product and technology investments, and future growth. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; product adoption rates; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2024	December 31, 2023
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,655	$22,750
Restricted cash	188	186
Accounts receivable, net of allowances of $441 and $614, respectively	53,904	63,826
Prepaid expenses and other current assets	12,019	11,228
Total current assets	80,766	97,990
Property and equipment, net	49,162	41,574
Operating right-of-use assets	15,920	18,628
Deferred tax assets	2,424	2,588
Intangible assets, net	6,514	8,115
Goodwill	309,649	310,360
Other non-current assets	9,707	12,040
Total assets	$474,142	$491,295
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$32,088	$30,551
Accrued expenses	30,696	34,422
Contract liabilities	47,758	48,912
Revolving line of credit	10,000	16,000
Accrued dividends	32,616	24,132
Customer advances	7,953	11,076
Current operating lease liabilities	8,299	7,982
Contingent consideration	1,191	4,806
Other current liabilities	4,168	4,680
Total current liabilities	174,769	182,561
Non-current operating lease liabilities	17,948	23,003
Non-current portion of accrued data costs	35,190	32,833
Deferred tax liabilities	970	1,321
Other non-current liabilities	11,543	7,589
Total liabilities	240,420	247,307
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized and 82,527,609 shares issued and outstanding as of June 30, 2024 and December 31, 2023; aggregate liquidation preference of $236,616 as of June 30, 2024, and $228,132 as of December 31, 2023	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of June 30, 2024 and December 31, 2023; no shares issued or outstanding as of June 30, 2024 or December 31, 2023	—	—
Common stock, $0.001 par value; 13,750,000 shares authorized as of June 30, 2024 and December 31, 2023; 5,227,876 shares issued and 4,889,637 shares outstanding as of June 30, 2024, and 5,093,380 shares issued and 4,755,141 shares outstanding as of December 31, 2023	5	5
Additional paid-in capital	1,699,689	1,696,612
Accumulated other comprehensive loss	(16,207)	(14,110)
Accumulated deficit	(1,407,666)	(1,396,420)
Treasury stock, at cost, 338,239 shares as of June 30, 2024 and December 31, 2023	(229,984)	(229,984)
Total stockholders' equity	45,837	56,103
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$474,142	$491,295

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$85,837	$93,684	$172,632	$185,242

Cost of revenues (1) (2)	51,953	52,958	102,020	104,887
Selling and marketing (1) (2)	14,812	17,036	30,176	34,190
Research and development (1) (2)	8,373	8,790	17,140	17,709
General and administrative (1) (2)	11,334	13,274	24,547	26,848
Amortization of intangible assets	800	801	1,601	3,612
Restructuring	493	4,104	953	5,102
Impairment of goodwill	—	44,100	—	44,100
Total expenses from operations	87,765	141,063	176,437	236,448
Loss from operations	(1,928)	(47,379)	(3,805)	(51,206)
Other income (expense), net	376	1,609	651	(203)
(Loss) gain from foreign currency transactions	(248)	(168)	715	(1,634)
Interest expense, net	(444)	(363)	(1,016)	(715)
Loss before income taxes	(2,244)	(46,301)	(3,455)	(53,758)
Income tax benefit	536	1,392	693	178
Net loss	$(1,708)	$(44,909)	$(2,762)	$(53,580)
Net loss available to common stockholders:
Net loss	$(1,708)	$(44,909)	$(2,762)	$(53,580)
Convertible redeemable preferred stock dividends	(4,244)	(3,872)	(8,484)	(7,697)
Total net loss available to common stockholders	$(5,952)	$(48,781)	$(11,246)	$(61,277)
Net loss per common share (3):
Basic and diluted	$(1.19)	$(10.21)	$(2.28)	$(12.94)
Weighted-average number of shares used in per share calculation - Common Stock (3):
Basic and diluted	4,991,496	4,776,431	4,938,464	4,734,519
Comprehensive loss:
Net loss	$(1,708)	$(44,909)	$(2,762)	$(53,580)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(110)	(119)	(2,097)	1,398
Total comprehensive loss	$(1,818)	$(45,028)	$(4,859)	$(52,182)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2022	2023
Cost of revenues	$156	$244	$399	$322
Selling and marketing	139	210	279	315
Research and development	105	193	285	248
General and administrative	611	1,014	1,426	1,893
Total stock-based compensation expense	$1,011	$1,661	$2,389	$2,778

(3) Adjusted retroactively for a 1-for-20 reverse split of our common stock effected on December 20, 2023.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2024	2023
Operating activities:
Net loss	$(2,762)	$(53,580)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	10,657	9,593
Non-cash operating lease expense	2,653	2,847
Stock-based compensation expense	2,389	2,778
Amortization expense of finance leases	1,656	849
Amortization of intangible assets	1,601	3,612
Impairment of goodwill	—	44,100
Deferred tax benefit	(365)	(675)
Other	453	1,242
Changes in operating assets and liabilities:
Accounts receivable	9,322	14,301
Prepaid expenses and other assets	492	2,093
Accounts payable, accrued expenses and other liabilities	(1,584)	(4,094)
Contract liabilities and customer advances	(4,151)	(3,070)
Operating lease liabilities	(4,758)	(3,778)
Net cash provided by operating activities	15,603	16,218

Investing activities:
Capitalized internal-use software costs	(11,664)	(10,884)
Purchases of property and equipment	(456)	(1,122)
Net cash used in investing activities	(12,120)	(12,006)

Financing activities:
Payments of line of credit	(6,000)	—
Contingent consideration payment at initial value	(3,704)	(1,037)
Principal payments on finance leases	(1,161)	(888)
Other	(95)	(254)
Net cash used in financing activities	(10,960)	(2,179)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(616)	580
Net (decrease) increase in cash, cash equivalents and restricted cash	(8,093)	2,613
Cash, cash equivalents and restricted cash at beginning of period	22,936	20,442
Cash, cash equivalents and restricted cash at end of period	$14,843	$23,055

	As of June 30,
	2024	2023
Cash and cash equivalents	$14,655	$22,657
Restricted cash	188	398
Total cash, cash equivalents and restricted cash	$14,843	$23,055

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2024 (Unaudited)	2023 (Unaudited)	2024 (Unaudited)	2023 (Unaudited)
GAAP net loss	$(1,708)	$(44,909)	$(2,762)	$(53,580)

Depreciation	5,409	4,869	10,657	9,593
Amortization expense of finance leases	1,012	420	1,656	849
Amortization of intangible assets	800	801	1,601	3,612
Interest expense, net	444	363	1,016	715
Income tax benefit	(536)	(1,392)	(693)	(178)
EBITDA	5,421	(39,848)	11,475	(38,989)

Adjustments:
Stock-based compensation expense	1,011	1,661	2,389	2,778
Restructuring	493	4,104	953	5,102
Amortization of cloud-computing implementation costs	362	359	724	718
Transformation costs (1)	—	100	75	100
Impairment of goodwill	—	44,100	—	44,100
Change in fair value of contingent consideration liability	—	59	89	155
Other (income) expense, net (2)	(377)	(1,588)	(663)	227
Non-GAAP adjusted EBITDA	$6,910	$8,947	$15,042	$14,191
Net loss margin (3)	(2.0)%	(47.9)%	(1.6)%	(28.9)%
Non-GAAP adjusted EBITDA margin (4)	8.1%	9.6%	8.7%	7.7%

Adjustments:
Loss (gain) from foreign currency transactions	248	168	(715)	1,634
Non-GAAP FX adjusted EBITDA	$7,158	$9,115	$14,327	$15,825
(1) Transformation costs represent expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company. These costs generally relate to third-party consulting and non-capitalizable technology costs tied directly to the identified projects. We added transformation costs as an adjustment in Q3 2023 for greater transparency around these costs and have applied the adjustment to prior periods for comparison.
(2) Adjustments to other (income) expense, net reflect non-cash changes in the fair value of warrants liability included in other income (expense), net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
(3) Net loss margin is calculated by dividing net loss by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Three Months Ended June 30,
(In thousands)	2024 (Unaudited)	% of Revenue	2023 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$64,189	74.8%	$69,139	73.8%	$(4,950)	(7.2)%
Cross-Platform	8,000	9.3%	8,208	8.8%	(208)	(2.5)%
Total Content & Ad Measurement	72,189	84.1%	77,347	82.6%	(5,158)	(6.7)%
Research & Insight Solutions	13,648	15.9%	16,337	17.4%	(2,689)	(16.5)%
Total revenues	$85,837	100.0%	$93,684	100.0%	$(7,847)	(8.4)%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $8.8 million in the second quarter of 2023 to $9.3 million in the second quarter of 2024.

	Six Months Ended June 30,
(In thousands)	2024 (Unaudited)	% of Revenue	2023 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$128,789	74.6%	$139,605	75.4%	$(10,816)	(7.7)%
Cross-Platform	16,020	9.3%	14,453	7.8%	1,567	10.8%
Total Content & Ad Measurement	144,809	83.9%	154,058	83.2%	(9,249)	(6.0)%
Research & Insight Solutions	27,823	16.1%	31,184	16.8%	(3,361)	(10.8)%
Total revenues	$172,632	100.0%	$185,242	100.0%	$(12,610)	(6.8)%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $17.5 million in the first half of 2023 to $18.4 million in the first half of 2024.